                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                 (IN MILLIONS)

                             PREDECESSOR COMPANY UK GAAP        PREDECESSOR COMPANY US GAAP
                         ----------------------------------- ----------------------------------
                                                                YEAR ENDED       PERIOD FROM
                                YEAR ENDED MARCH 31,             MARCH 31,     APRIL 1, 1995 TO
                         -----------------------------------    ----------      SEPTEMBER 17,
                           1992     1993     1994     1995     1994     1995         1995
                         -------- -------- -------- -------- -------- -------- ----------------
                         (Pounds) (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)     (Pounds)
Fixed charges:
 Interest expense on
  debt..................   15.7     13.6     10.8     11.3     11.0     11.0          5.0
                           ====    =====    =====    =====    =====    =====         ====
Earnings:
 Consolidated net in-
  come..................   62.3     77.7     92.9     85.9     88.0     94.0         24.0
 Extraordinary loss
  (gain)................     --       --       --     20.0       --       --           --
 Consolidated provision
  for income taxes......   20.7     23.4     23.9     25.6     43.0     50.0         13.0
 Discontinued opera-
  tions, net............     --       --     (2.1)    (1.3)      --      7.0          1.0
 Fixed charges..........   15.7     13.6     10.8     11.3     11.0     11.0          5.0
                           ----    -----    -----    -----    -----    -----         ----
                           98.7    114.7    125.5    141.5    142.0    162.0         43.0
                           ====    =====    =====    =====    =====    =====         ====
Ratio of earnings to
 fixed changes..........    6.3      8.4     11.6     12.5     12.9     14.7          8.6
                           ====    =====    =====    =====    =====    =====         ====

                                                               PREDECESSOR    SUCCESSOR
                                                                 COMPANY       COMPANY
                              SUCCESSOR COMPANY US GAAP          US GAAP       US GAAP
                         ------------------------------------ ------------- -------------
                             INCEPTION          PRO FORMA     THREE MONTHS  THREE MONTHS
                         (JUNE 23, 1995) TO FISCAL YEAR ENDED     ENDED         ENDED
                           MARCH 31, 1996    MARCH 31, 1996   JUNE 30, 1995 JUNE 30, 1996
                         ------------------ ----------------- ------------- -------------
                              (Pounds)          (Pounds)        (Pounds)      (Pounds)
Fixed charges:
 Interest expense on
  debt..................        28.0               66.0            3.0          13.0
                               =====              =====           ====          ====
Earnings:
 Consolidated net in-
  come..................        59.0               56.0           16.0          11.0
 Extraordinary loss
  (gain)................        (6.0)              (6.0)            --            --
 Consolidated provision
  for income taxes......        28.0               30.0            9.0           6.0
 Discontinued opera-
  tions, net............          --                1.0             --            --
 Fixed charges..........        28.0               66.0            3.0          13.0
                               -----              -----           ----          ----
                               109.0              147.0           28.0          30.0
                               =====              =====           ====          ====
Ratio of earnings to
 fixed changes..........         3.9                2.2            9.3           2.3
                               =====              =====           ====          ====